EXHIBIT 21(i)

STRYKER CORPORATION

LIST OF SUBSIDIARIES

As of January 31, 2007

State or Country
Name of Subsidiary	of Incorporation

Alcott Indemnity Company	Vermont
Benoist Girard SAS	France
BV Favro	The Netherlands
Diagnostic Treatment Rehabilitation Clinic Limited	United Kingdom
Diocom BV	The Netherlands
Fourth Generation, Inc.	Delaware
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	New Jersey
Link Technology, Inc.	Colorado
Nettrick Limited	Ireland
N.V. Stryker SA	Belgium
Osteo France SARL	France
Pficonprod Pty. Ltd.	Australia
Physiotherapy Associates, Inc.	Michigan
Physiotherapy Associates Home Rehabilitation LLC	Delaware
Physiotherapy Associates of Arizona LLC	Delaware
Physiotherapy Associates of Ohio LLC	Ohio
PlasmaSol Corp.	Delaware
R.S. Network, Inc.	Illinois
SpineCore, Inc.	Delaware
Stryker AB	Sweden
Stryker Australia LLC	Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co. Ltd.	China
Stryker Beteiligungs GmbH	Germany
Stryker Biotech KK	Japan
Stryker Biotech LLC	Michigan
Stryker Biotech France SARL	France
Stryker B.V.	The Netherlands
Stryker Canada Holding Company	Canada
Stryker Canada Corp.	Canada
Stryker Canada LP	Canada
Stryker Canadian Management Inc.	Canada
Stryker Capital BV	The Netherlands
Stryker China Limited	Hong Kong
Stryker Communications, Inc.	Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Development LLC	Delaware
Stryker do Brazil Ltda.	Brazil
Stryker Far East, Inc.	Delaware
Stryker Finance BV	The Netherlands
Stryker France SAS	France
Stryker France Holding SNC	France
Stryker Funding Corporation	Michigan
Stryker GI Ltd.	Israel
Stryker GI Services CV	The Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Austria
Stryker GmbH & Co. KG	Germany
Stryker Hellas EPE	Greece
Stryker Holdings BV	The Netherlands
Stryker Iberia, SL	Spain
Stryker IFSC Limited	Ireland
Stryker Imaging Corporation	Delaware
Stryker (India) Private Limited	India
Stryker International Inc.	Delaware
Stryker Ireland Holding	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia SRL	Italy
Stryker Japan Holding KK	Japan
Stryker Japan Holdings BV	The Netherlands
Stryker Japan KK	Japan
Stryker Korea Ltd.	Korea
Stryker Leibinger GmbH & CO. KG	Germany
Stryker Luxembourg Holdings SARL	Luxembourg
Stryker Luxembourg SARL	Luxembourg
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical and Surgical (Philippines), Inc.	Philippines
Stryker Medical Quebec LP	Canada
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland BV	The Netherlands
Stryker Netherlands BV	The Netherlands
Stryker New Zealand Limited	New Zealand
Stryker Ontario Limited Partnership	Canada
Stryker Osteonics Romania SRL	Romania
Stryker-Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker SA	Switzerland
Stryker Sales Corporation	Michigan
Stryker Servicios Administrativos S. de R.L. DE C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding, SL	Spain
Stryker Spine	France
Stryker Spine SA	Switzerland
Stryker Trauma	France
Stryker Trauma AG	Switzerland
Stryker Trauma GmbH	Germany
Stryker Trauma Holding GmbH	Germany
Stryker UK Limited	United Kingdom
Stryker U.S. Holding LLC	Delaware
Stryker Verwaltungs GmbH	Germany

            Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.

            Stryker Corporation effectively controls:

Mid Atlantic Outpatient Rehab Network, L.L.C.	Maryland
Physiotherapy Associates NRH Rehab	Maryland
Physiotherapy Associates - Union Rehab, LLC	Maryland
Stryker India Medical Equipment Private Limited	India